UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 Fifth Avenue, 8th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 11, 2010, Tarek Sherif, Chairman and CEO, and Glen de Vries, President each established a Rule 10b5-1 trading plan (the “Trading Plan”) to sell a portion of their respective holdings of Medidata Solutions, Inc. (the “Company”) common stock as part of their personal financial planning strategies for asset diversification and liquidity. Their individual Trading Plans are described below.

Mr. Sherif’s Trading Plan provides for the sale of up to 240,000 shares of his Company stock, representing approximately 20% of his current beneficial ownership. Planned sales under his Trading Plan will commence no earlier than November 15, 2010 and may continue from time to time through the expiration date on December 31, 2011. Under the Trading Plan, portions of the shares may be sold during certain prearranged trading periods, subject to the specified minimum sales price thresholds of the Company’s common stock as set forth in his Trading Plan. Any unsold shares will be carried over to subsequent trading periods during the term of the Trading Plan.

Mr. de Vries’ Trading Plan provides for the sale of up to 290,000 shares of his Company stock, representing approximately 20% of his current beneficial ownership. Planned sales under his Trading Plan will commence no earlier than November 15, 2010 and may continue from time to time through the expiration date on December 31, 2011. Under the Trading Plan, portions of the shares may be sold during certain prearranged trading periods, subject to the specified minimum sales price thresholds of the Company’s common stock as set forth in his Trading Plan. Any unsold shares will be carried over to subsequent trading periods during the term of the Trading Plan.

Each of the Trading Plans described above were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company’s policies regarding transactions in its securities. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Any transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, or to report modifications or terminations of any publicly-announced plan, including the plans described herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: November 12, 2010

	By:	/S/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	General Counsel and Secretary

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